Exhibit 10.1

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this “Amendment”), made and entered into as of November 30, 2016, by and between G-III Apparel Group, Ltd., a Delaware corporation (“Purchaser”), and LVMH Moet Hennessy Louis Vuitton, Inc., a Delaware corporation (“Seller”);

W I T N E S S E T H: THAT

WHEREAS, Purchaser and Seller are parties to that certain Stock Purchase Agreement, dated July 22, 2016 (the “Purchase Agreement”); and

WHEREAS, Purchaser and Seller desire to amend the Purchase Agreement to, among other things: (i) alter the definition of Unpaid Restructuring Costs, (ii) clarify certain Closing requirements and (iii) increase the principal amount of the LVMH Note and modify the form of Junior Lien Secured Promissory Note attached as Exhibit B to the Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.           Defined Terms. Unless otherwise defined in this Amendment, all capitalized terms used herein shall have the meanings assigned to such terms in the Purchase Agreement.

2.           Delayed Employee Costs. Section 1 of the Purchase Agreement is hereby amended by deleting the defined term “Delayed Employee Costs” and inserting the following defined term:

“Delayed Employee and Other Costs” means Five Million One Hundred Fifty Seven Thousand Dollars ($5,157,000) to be paid for certain future employee and other costs.

In addition, each reference in the Purchase Agreement to “Delayed Employee Costs” shall be replaced with “Delayed Employee and Other Costs.”

3.           Closing Date. The first sentence of Section 2.1(b) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following: “Subject to the satisfaction or waiver of all of the conditions to the Closing contained in Sections 7.1, 7.2 and 7.3, the closing of the Transaction (the “Closing”) shall take place at a location to be agreed upon by the Parties, on the earliest of the following dates that is at least five (5) Business Days after the date on which the satisfaction or waiver of the conditions to the Closing contained in Sections 7.1, 7.2 and 7.3 occurs (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions): December 1, 2016; December 7, 2016; December 14, 2016; January 2, 2017; January 12, 2017; January 19, 2017; and February 1, 2017.”

4.           LVMH Note.

4.1.      Section 1 of the Purchase Agreement is hereby amended by amending the definition of Cash Consideration to replace the phrase “Seventy Five Million Dollars ($75,000,000)” contained in subsection (ii) thereof with “One Hundred Twenty Five Million Dollars ($125,000,000)”.

4.2.      Section 2.3(b) of the Purchase Agreement is hereby amended by replacing each reference to “Seventy Five Million Dollars ($75,000,000)” contained therein with “One Hundred Twenty Five Million Dollars ($125,000,000)”.

4.3.      Exhibit B of the Purchase Agreement is hereby amended as follows:

(a)          increasing the amount of the note from Seventy Five Million Dollars ($75,000,000.00) to One Hundred Twenty Five Million Dollars ($125,000,000.00);

(b)          amending the principal amount as stated in the preamble to read as follows, “the principal amount of One Hundred Twenty-Five Million and No/100 Dollars ($125,000,000.00)”; and

(c)          deleting Section 2.1 thereof in its entirety and replacing it with the following: “The unpaid principal amount of the Loan, accrued and unpaid interest and other amounts payable under this Note shall be due and payable as follows: (i) Seventy Five Million Dollars ($75,000,000) of unpaid principal and all accrued and unpaid interest with respect to such principal shall be due and payable on the earlier of (a) [insert date that is 6.5 years after the date of the Note (i.e., 6 months after the maturity of the term loan)] and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 7; and (ii) the aggregate unpaid principal amount of the Loan, all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable on the earlier of (a) [insert date that is 7 years after the date of the Note (i.e. 12 months after the maturity of the term loan)] and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 7.”

5.           Payoff Letters. Seller hereby represents and warrants that, as of the date of this Amendment and as of immediately prior to the Closing, (i) no member of the DK Group has any unpaid Financial Debt in favor HSBC or Citibank and (ii) neither HSBC nor Citibank has any claim or rights against the DK Group relating to or in connection with any Financial Debt. In reliance on the foregoing, Purchaser agrees that delivery by Seller at Closing of payoff letters executed by HSBC and Citibank pursuant to Section 2.1(c)(ii)(J) of the Purchase Agreement shall not be required.

6.           Efficacy. Except as specifically provided herein, this Amendment does not in any way waive, amend, modify, affect or impair the terms and conditions of the Purchase Agreement, and all terms and conditions of the Purchase Agreement are hereby ratified and confirmed and shall remain in full force and effect unless otherwise specifically amended, waived, modified or changed pursuant to the terms and conditions of this Amendment. All references in the Purchase Agreement to the term “this Agreement” shall be deemed to refer to the Purchase Agreement referenced in, and as amended by, this Amendment.

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7.           Counterparts. This Amendment may be executed in one or more counterparts (any of which may be delivered by facsimile or other electronic transmission), all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

8.           Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York without regard to applicable principles of choice or conflicts of law that would cause application of the laws of any other jurisdiction.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

G-III APPAREL GROUP, LTD.

By:	/s/ Wayne S. Miller
Name: Wayne S. Miller
Title: Chief Operating Officer

LVMH MOET HENNESSY LOUIS VUITTON INC.

By:	/s/ Anish Melwani
Name: Anish Melwani
Title: Chairman

[Signature Page to Amendment No. 1 to Stock Purchase Agreement]